UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

Blue Water Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 21, 2023, Blue Water Biotech, Inc., a Delaware corporation (the “Company”), entered into a Licensing and Services Master Agreement (the “MSA”) with IQVIA Inc. and related Statement of Work (“SOW”) with IQVIA Inc.’s affiliate IQVIA CSMS US Inc. (either or both IQVIA entities, “IQVIA”). Pursuant to the MSA, IQVIA will provide to the Company data, documentation, software, analysis, applications, solutions and/or consultancy services as agreed under statements of work, and under the terms of the SOW, IQVIA will provide commercialization services for the Company’s ENTADFI® and ZONTIVITY® products, including recruiting, managing, supervising and evaluating sales personnel and providing sales-related services for such products. The SOW has a term through September 6, 2026, unless earlier terminated in accordance with the MSA and the SOW. The MSA and the SOW are the definitive agreements for the collaboration between IQVIA and the Company to jointly work to build a sales team for the Company’s ENTADFI® and ZONTIVITY® that was announced on June 21, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Biotech, Inc.

Date: July 21, 2023	By:	/s/ Joseph Hernandez
Joseph Hernandez
Chief Executive Officer

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